EXHIBIT
                                                                           24.4


                  CONSENT OF CARACANSI RAMEY & ASSOCIATES, LLC.

                          Certified Public Accountants


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                        Caracansi Ramey & Associates, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

     We consent to the incorporation by reference in this Registration Statement of J-Bird Music Group, Ltd Corporation on Form S-8 of our report dated March
19, 2001 appearing in the incorporated by reference Annual Report on Form 10-KSB of The J-Bird Music Group, Ltd for the year ended December 31, 2000.

                                         /s/  Caracansi Ramey & Associates, LLC
                                         --------------------------------------
                                              Caracansi Ramey & Associates, LLC
                                              Certified Public Accountants

March 30, 2001
77 North Street
Danbury, Connecticut 06180 Tel: 203-794-9187
Fax:  203-790-1566